                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported):    NOVEMBER 27, 2002
                                                      -----------------------


                          TRANSKARYOTIC THERAPIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


      000-21481                                          04-3027191
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(Commission File Number)                       (IRS Employer Identification No.)


195 ALBANY STREET, CAMBRIDGE, MASSACHUSETTS                          02139
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(Address of Principal Executive Offices)                           (Zip Code)


                                 (617) 349-0200
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               Registrant's Telephone Number, Including Area Code


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  OTHER EVENTS.

         On November 27, 2002, Transkaryotic Therapies, Inc. ("TKT") announced preliminary data from an 80 patient double-blinded, placebo-controlled Phase III study of Replagal(TM) (agalsidase alfa), its enzyme replacement therapy for Fabry Disease. Preliminary review of the six-month data did not show a statistically significant difference between treated and placebo patients for the primary endpoint of renal function, as measured by glomerular filtration rate. Additional analyses of these data and data for other endpoints are ongoing.

         TKT also announced receipt of a Complete Response Letter ("CRL") from the U.S. Food and Drug Administration ("FDA") in accordance with the previously disclosed deadline for the FDA's review. The CRL indicates that the FDA believes the data are inadequate for final approval action at this time, primarily because of continuing questions concerning efficacy, but also indicates that the FDA plans "to discuss the data at the Endocrinologic & Metabolic Drugs FDA Advisory Committee and seek their input regarding its interpretation." The meeting is scheduled for January 14, 2003.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2002                 REGISTRANT

                                       TRANSKARYOTIC THERAPIES, INC.


                                        By: /s/ Daniel E. Geffken
                                            ----------------------------------
                                            Daniel E. Geffken
                                            Senior Vice President, Finance and
                                            Chief Financial Officer



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